UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

CO-DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-38148	46-2609363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 S. Foothill Drive, Suite D, Salt Lake City Utah 84109

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 438-1036

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CODX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2026, Co-Diagnostics, Inc. (the “Company”) entered into an inducement agreement (the “Inducement Letter”) with certain holders (the “Holders”) of certain of the Company’s existing warrants to purchase up to an aggregate of 1,702,362 shares of the Company’s common stock originally issued on May 21, 2026, with a five-year term at an exercise price of $1.571 per share (the “Existing Warrants”).

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash the Existing Warrants to purchase an aggregate of 1,702,362 shares of the Company’s common stock at an exercise price of $1.571 per share in consideration of the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”), as described below, to purchase up to an aggregate of 3,404,724 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $1.56 per share. The New Warrants are not exercisable until the Company obtains stockholder approval of the exercise of the New Warrants in accordance with applicable rules of The Nasdaq Stock Market (“Nasdaq”). The Company expects to receive aggregate gross proceeds of approximately $2.67 million from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.

Also on July 30, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which it acted as the Company’s exclusive placement agent in connection with the transactions contemplated by the Inducement Letter. The Company has agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of the Existing Warrants and (ii) reimbursement of the Placement Agent’s reasonable expenses, including without limitation, fees and disbursements of the Placement Agent’s counsel, incurred in connection with the transactions contemplated by the Inducement Letter in an amount equal to $50,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about August 3, 2026 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company expects to use the net proceeds from these transactions for general corporate purposes.

The resale of the shares of the Company’s common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-3 (File No. 333-296312), declared effective by the Securities and Exchange Commission (the “SEC”) on May 29, 2026.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the shares of common stock underlying the New Warrant (the “New Warrant Shares”) issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), as soon as practicable after the Closing Date (and in any event within thirty (30) calendar days of the date of the Inducement Letter), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) calendar days following the date of the Inducement Letter (or within ninety (90) calendar days following the date of the Inducement Letter in case of “full review” of the Resale Registration Statement by the SEC) and to keep the Resale Registration Statement effective at all times until the earlier of such time that (i) no holder of the New Warrants owns any New Warrants or New Warrant Shares or (ii) the New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions. In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until August 31, 2026.

The Company also agreed to use its reasonable best efforts to hold a special meeting of stockholders on or prior to the date that is ninety (90) days after the date of the Inducement Letter for the purpose of obtaining stockholder approval of the exercise of the New Warrants in accordance with applicable Nasdaq rules. If the Company does not obtain stockholder approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek stockholder approval until the earlier of the date on which stockholder approval is obtained or the New Warrants are no longer outstanding.

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The New Warrants are being offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each Holder has represented that it is an accredited investor as defined in Rule 501 of the Securities Act and has acquired such securities for their own account and has no arrangements or understandings for any distribution thereof. The offer and sale of the foregoing securities is being made without any form of general solicitation or advertising. The New Warrants and the New Warrant Shares have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Immediately prior to the transactions contemplated by the Inducement Letter, the number of shares of the Company’s common stock that was issued and outstanding was 5,277,846. After giving effect to the transactions contemplated by the Inducement Letter, including the closing thereof, the number of shares of the Company’s common stock that will be issued and outstanding is 6,980,208.

Terms of the New Warrants

The New Warrants will be exercisable upon the receipt of stockholder approval of the exercise of the New Warrants in accordance with applicable Nasdaq rules and have a term of exercise equal to five years from the date of such stockholder approval. If a registration statement registering the resale of the shares of common stock underlying the New Warrants under the Securities Act, is not effective or available, the holder may, in its sole discretion, elect to exercise the New Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the New Warrants. No fractional shares of common stock will be issued upon the exercise of any New Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction. If a Fundamental Transaction (as defined in the New Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the New Warrants with the same effect as if such successor entity had been named in the New Warrants itself. If holders of shares of common stock are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the New Warrants following such a Fundamental Transaction. Additionally, as more fully described in the New Warrants, in the event of certain Fundamental Transactions, the holders of the New Warrants will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the New Warrants), on the date of consummation of such Fundamental Transaction.

Stock Dividends and Splits. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock then in each case the exercise price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of common stock outstanding immediately after such event, and the number of shares issuable upon exercise of the New Warrants shall be proportionately adjusted such that the aggregate exercise price of the Warrant shall remain unchanged.

Beneficial Ownership Limitations. A holder will not have the right to exercise any portion of the New Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

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The foregoing summaries of the Inducement Letter, the New Warrants and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described therein is incorporated herein by reference.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the closing of the offering is expected to close on or about August 3, 2026. In fact, the closing of the offering is subject to various conditions and contingencies as are customary in similar purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of July 30, 2026, by and between the Company and Maxim Group LLC

4.1	Form of New Warrant

10.1	Form of Inducement Letter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Co-Diagnostics, Inc.

Date: July 31, 2026	By:	/s/ Brian Brown
Brian Brown
Chief Financial Officer
(Principal Financial and Accounting Officer)

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